EXHIBIT #10



                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                         CHEQUEMATE INTERNATIONAL, INC.


                                       AND


                                   TFL, L.L.C.


                                NOVEMBER 12, 1998



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                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (the "Agreement") is entered into by and between Chequemate International, Inc., a Utah corporation, d/b/a Chequemate Technologies, Inc. (the "Seller") and the TFL , L.L.C., a Utah limited liability company (the "Buyer", as of November 12, 1998. The Seller and the Buyer are referred to collectively herein as the "Parties."

         This Agreement contemplates a transaction in which Buyer will purchase substantially all of the assets of the Seller's financial services business (as set forth on Schedule AA@, attached hereto) in return for the purchase price set forth in Section 1 below.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1. Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, transfer, convey, and deliver to Buyer, the assets as set forth on Schedule "A" attached hereto (collectively, the "Acquired Assets"), at the Closing (as defined in Section 2) for the consideration specified below in this Section 1.

1.1 Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, Buyer agrees to assume and become responsible for the liabilities related to the Acquired Assets set forth on Schedule "B" at the Closing.

1.2 Purchase Price. Buyer agrees to pay to Seller as consideration for the Acquired Assets an amount (the "Purchase Price") equal to the greater of Fifty Thousand Dollars ($50,000) (the "Minimum Purchase Price") or twenty five percent (25%) of Buyer's "Net Income" (as defined in Section 1.3) for each of the following periods (each, a "Contract Period"):

                                             Percentage of Buyer's
                                              Net Income for such

     Contract Period                                     Contract Period
     ---------------                                     ---------------

     First --   Closing Date -to- 10/31/1999             25%

     Second --  11/1/1999 -to- 10/31/2000                25%

     Third --    11/01/2000 -to- 10/31/2001              25%



     [Payments by Buyer of the Purchase Price for each Contract Period (a "Net Income Payment") under this Section 1.2 shall be made no later than the 30th day after completion by Buyer of its financial statements ("Buyer's Financial Statements"), audited in accordance with generally accepted accounting principles ("GAAP"), but no later than 90 days following the end of an


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applicable  Contract Period (the "Payment Date").] If after the third Net Income
Payment is made, the aggregate amount of the Purchase Price paid by Buyer to Seller ("Total Net Income Payments") is less than the Minimum Purchase Price, then Buyer shall additionally pay to Seller, within five (5) business days of the third Payment Date (the "Final Payment Date"), the difference of the Minimum Purchase Price and the Total Net Income Payments. Beginning on the Closing Date, Buyer shall accrue interest on the Minimum Purchase Price at an annually compounded interest rate of 8% (the "Interest Rate") until Buyer has paid Seller the Minimum Purchase Price. Any outstanding interest amount owed by Buyer to Seller shall be due and paid on the Final Payment Date.

1.3 Buyer's Net Income. Buyer's Net Income for any Contract Period under this Section 1, shall mean the consolidated net income of Buyer (and its subsidiaries and affiliates, if any) before interest expense and state and federal income taxes determined in accordance and consistent with GAAP.

     1.3.1    The following shall be excluded in determining Buyer's Net Income:

               1.3.1.1 The loss from any sale, exchange or other disposition of assets;

               1.3.1.2 The loss from the exchange of securities, or member interests or any increase or reduction in the carrying value of such securities or member interests, or any increase or reduction in the carrying value of such securities or member interests;

               1.3.1.3  Any extraordinary loss;

               1.3.1.4 Any additional depreciation, amortization or other expense resulting from the write-up of any asset and any amortization of goodwill or other intangibles relating to the acquisition of the Acquired Assets by Buyer;

               1.3.1.5  Any  expenses   directly  or   indirectly   incurred  in
                        connection with the financing of the acquisition of the Acquired Assets;

               1.3.1.6 The effect of valuing inventories on a last-in-first-out basis;

               1.3.1.7 Any loss or expense resulting from a change in Buyer's accounting methods, principles or practices or a change in GAAP or any GAAP election.

               1.3.1.8 Intercompany charges between Buyer and any of Buyer's affiliates;

               1.3.1.9 Any employee termination or other costs arising out of a consolidation of services or facilities or other rationalization of Buyer or its affiliates subsequent to the acquisition by Buyer of the Acquired Assets;

               1.3.1.10 Any employment  related costs  associated with hiring of employees by Buyer that are not demonstratably essential to the operation of the business.

               1.3.1.11 Any  expenses   directly  or   indirectly   incurred  in
                        connection with the acquisition of the Acquired Assets by Buyer; and

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               1.3.1.12 Any reserves or  adjustments  to reserves  which are not consistent with GAAP in connection with the financial services business associated with the Acquired Assets.

     1.3.2 The pre-tax profits resulting from or derived out of (I) the sale of any product line, brand or proprietary right of Buyer related directly to the Acquired Assets disposed of after the date of this Agreement or (ii) the expiration by its terms or termination by a supplier of any supply agreement related to the business of the Acquired Assets between Buyer and a supplier, shall be included in Net Income and amortized equally over the remaining months in the period commencing on the earliest of (x) the expiration date of the agreement, (y) the date of the agreement to dispose of such product lines or brands was publicly announced, and (z) the date of such agreement, as the case may be, and in each case ending on the Closing Date;

     1.3.3 If Buyer's Net Income for any Contract Period is a loss, then such loss shall not be carried forward to any subsequent Contract Period for purposes of computing Buyer's Net Income.

     1.3.4 Any gains or losses from the trading of inventory in bulk shall be included in the computation of Net Income as long as Buyer maintains inventory at levels reasonable in relation to the circumstances of its business related to the Acquired Assets; and

     1.3.5 If the Buyer sells, transfers or assigns substantially all of the acquired assets within the contract period as defined in Section 1.2, the net sale proceeds shall be considered part of net income.

     1.3.6 Any other adjustments agreed to in writing by Buyer and the Seller 1.1.1

1.4 Event of Default. The following shall constitute an Event of Default by Buyer with respect to this Agreement:

     1.4.1 Failure by Buyer to pay Seller any amount when due under this Agreement;

     1.4.2 Failure by Buyer to provide its financial statements and related financial information to Seller as required by Sections 1.2 and
              1.6 of this Agreement;

     1.4.3 Any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding instituted by Buyer, or a third party and not dismissed within thirty (30) days.

1.5 Event of Default Remedies. Seller may exercise any or all of the following remedies in the event of an Event of Default:

     1.5.1 The Interest Rate set forth under Section 1.2 shall immediately be set at twelve percent (12%) (the "Default Interest Rate") from the date hereof until the Event of Default is cured to the reasonable satisfaction of Seller; or


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     1.5.2    The Minimum  Purchase Price shall be due and payable within thirty
              (30) business days of receipt of written notice by Buyer from Seller; or

     1.5.3 Seller's right to exercise any remedy under this Section 1.5 shall be in addition to Seller's right to receive the greater of Minimum Purchase Price or twenty five percent (25%) of Buyer's Net Income for each Contract Period as set forth under Section 1.2.

1.6  Delivery of Financial Statements and Related Financial Information.

     1.6.1 In connection with the making of each Contract Payment by Buyer to Seller under this Agreement, Buyer shall deliver to Seller a schedule setting forth the computation of Buyer's Net Income and a copy of the financial information used in making such computation. Buyer's computation of any Contract Payment under Section 1.2 shall be conclusive and binding upon the Parties hereto unless, within thirty calendar days following the Seller's receipt of the Buyer's Financial Statements, Seller notifies Buyer in writing (the ASeller's=s Notice@) that it disagrees with Buyer's computation of Net Income. Seller's Notice shall include a schedule setting forth Seller's computation of the Net Income, together with a copy of any financial information, other than that previously supplied by Buyer to Seller, used in making Buyer's Net Income computation.

     1.6.2 Seller's computation of Buyer's Net Income under this Section 1 shall be conclusive and binding upon the parties hereto unless, within thirty calendar days following Buyer's receipt of Seller's Notice, Buyer notifies the Seller in writing that it disagrees with Seller's computation of Buyer's Net Income. If Buyer disagrees with the Seller's computation of Buyer's Net Income, Buyer and Seller shall request a firm of independent certified public accountants mutually agreeable to Buyer and Seller to compute the amount of the Buyer's Net Income as promptly as possible, which computation shall be conclusive and binding upon Buyer and the Seller. In the event that Buyer and Seller cannot agree on such a firm of independent certified public accountants, then the firm of PriceWaterhousCoopers, L.L.P., Salt Lake City office, shall be selected to compute the disputed payment for purposes of this Agreement. The expenses of any computation by any such accounting firm selected by Buyer and Seller to resolve computational disputes hereunder shall be borne equally by Buyer and Seller.

     1.6.3 In the event the amount of Buyer's Net Income to be paid by Buyer to Seller in accordance with Section 1 for any Contract Period is recomputed in accordance with Section 1.6, the increase in the Net Income Payment shall be paid by Buyer to Seller within ten (10) business days after the date of final recomputation of such payment. If the Buyer's net income re-computation results in a decrease in the net income payment, seller shall have ten (10) days after the date of final re-computation of such payment to refund the difference to Buyer.

     1.6.4 Seller and and its respective agents shall be entitled during normal business hours to enter onto the property of the Buyer to review and audit the books and records of Buyer in order to verify the computation of Buyer's Net Income and related financial statements and financial information used by Buyer to compute Buyer's Net Income.


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2.       The  Closing.  The  closing of the  transactions  contemplated  by this
         Agreement (the "Closing") shall take place at the offices of Chequemate International, Inc. located at 57 West 200 South, Suite 350, Salt Lake City, Utah at 10:00 a.m. Utah time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

     2.1 Seller's Deliveries at the Closing. At the Closing, Seller will deliver to Buyer the following documents:

              2.1.1 This Asset Purchase Agreement with Disclosure Schedules executed by Seller.

              2.1.2    A  Bill  of  Sale  and  Assignment   executed  by  Seller
                       conveying the Acquired Assets. 1.1.1

              2.1.3    Certificate of Good Standing of Seller.

              2.1.4 Certified Resolutions by the Board of Directors approving this Agreement.

              2.1.5 Specific assignments of all copyrights, trademarks, and patents.

              2.1.6 Assignment of trade name and consent to use similar corporate name.

              2.1.7    Such  other  documents  as in the  opinion  of Buyer  are
                       reasonably   necessary   to  complete   the   transaction
                       contemplated in this Agreement.

     2.2 Buyer's Deliveries at the Closing. At the Closing Buyer will deliver to Seller the following documents:

              2.2.1    This Asset Purchase Agreement executed by Buyer..

              2.2.2    Certificate of Good Standing of Buyer.

              2.2.3 Certified Resolutions approving this Agreement adopted unanimously by the members of Buyer.

              2.2.4    Such  other  documents  as in the  opinion  of Seller are
                       reasonably   necessary   to  complete   the   transaction
                       contemplated in this Agreement.

     2.3 Allocation. [The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with the allocation schedule attached hereto as Schedule "2.3"]

3. Representations and Warranties of the Seller. The Seller represents and warrants to Buyer that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.


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     3.1      Organization  of Seller.  Seller is a corporation  duly organized, validly existing, and in good standing under the laws of the State of Utah.

     3.2 Authorization of Transaction. Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of Seller have duly authorized the execution, delivery, and performance of this Agreement by Seller. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions.

     3.3 Brokers' Fees. Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated. None of the Subsidiaries of Seller has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     3.4 Title to Tangible Assets. Seller has good title to, or a valid interest in, the Acquired Assets set forth on Schedule "A".

     3.5 Intellectual Property. To Seller's knowledge, it has title to the intellectual property listed and described on Schedule 3.5.1,
              Schedule 3.5.2, Schedule 3.5.3, Schedule 3.5.4 and 3.5.5 (collectively, the AIntellectual Property@), subject to the exceptions and exclusions listed on Schedule 3.5.6. To Seller's knowledge, except as set forth on Schedule 3.5.6, there is no pending or threatened litigation against the Company alleging infringement by the Company of a third party's intellectual property.

     3.6 Contracts. Schedule 3.6 of the Disclosure Schedule lists all written contracts and other written agreements related to the Acquired Assets to which any of the Seller and its Subsidiaries is a party the performance of which will involve consideration in excess of One Thousand Dollars ($1,000).

     3.7 Litigation. Schedule 3.7 of the Disclosure Schedule sets forth each instance in which any of the Seller (I) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge related to the Acquired Assets or (ii) is a party to any action, suit, proceeding, hearing related to the Acquired Assets, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a material adverse effect on the financial condition of the Acquired Assets taken as a whole.

4. Representations and Warranties of Buyer. Buyer represents and warrants to the Seller that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4), except as set forth in the Disclosure
         Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this
         Section 4.

     4.1 Organization of Buyer. Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Utah.

     4.2      Authorization  of Transaction.  Buyer has full power and authority



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              (including  full  corporate  power and  authority)  to execute and deliver this Agreement and to perform its  obligations  hereunder.
              This  Agreement   constitutes   the  valid  and  legally   binding
              obligation of Buyer, enforceable in accordance with its terms and conditions.

     4.3 Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (I) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its charter or bylaws [or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject]. Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     4.4 Brokers' Fees. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated or the effect of which would reduce Net Income of Buyer in any Contract Period.

5. Pre-Closing Covenants. The Parties agree as follows with respect to their actions prior to the Closing.

     5.1 General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

     5.2 Operation of Business. The Seller will not enter into any transaction outside the ordinary course of business directly related to business related to the Acquired Assets.

     5.3 Full Access. The Seller will permit representatives of Buyer to have access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Seller to inspect the Acquired Assets and certain documents relating directly to the Acquired Assets as agreed to by Seller. Buyer will treat and hold any information it receives from Seller in the course of the reviews contemplated by this Section 5.3 as confidential (the "Confidential Information") and will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Seller all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

5.4      Notice of Developments.

     5.4.1 The Seller may elect at any time to notify Buyer of any development causing a breach of any of its representations and warranties in Section 3 above. Unless Buyer has the right to terminate this Agreement pursuant to Section 7 below by reason of the development and exercises that right within the period of ten
              (10) business days referred to in Section 7, the written notice pursuant to this Section 5.4 will be deemed to have amended the


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              Disclosure  Schedule,  to have qualified the  representations  and warranties contained in Section 3 above, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

     5.4.2 Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and, Section 4 above. No disclosure by any Party pursuant to this Section 5.4, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

6.       Conditions to Obligation to Close.

     6.1 Conditions to Obligation of Buyer. The obligation of Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

              6.1.1 The representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

              6.1.2 The Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

              6.1.3 There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

              6.1.4 All actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating on or prior to the Closing Date.

     6.2 Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

              6.2.1 The representations and warranties set forth in Section 4 above shall be true and correct in all respects at and as of the Closing Date;

              6.2.2 Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

              6.2.3 There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

              6.2.4    All  actions  to be taken by  Buyer  in  connection  with


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                       consummation of the transactions  contemplated hereby and
                       all  certificates,   instruments,   and  other  documents
                       required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this Section 6.2 if it executes a writing so stating on or prior to the Closing Date.

7.       Termination.

     7.1 Termination of Agreement. The Parties may terminate this Agreement as provided below:

              7.1.1 Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing Date;

              7.1.2 Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing Date in the event Seller has, breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of 21 calendar days after the notice of breach; and

              7.1.3 Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing Date (A) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of 21 calendar days] after the notice of breach or (B) if the Closing Date shall not have occurred on or before October 15, 1998.

     7.2 Effect of Termination. If any Party terminates this Agreement pursuant to Section 7.1 above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in Section 5.4 above shall survive termination.

8.       Miscellaneous.

     8.1      Survival   of   Representations   and   Warranties.   All  of  the
              representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder.

     8.2 Press Releases and Public Announcements. Buyer shall not issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Seller. Seller may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities.

     8.3 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

     8.4 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     8.5 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns, provided, however, no Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party, which approval shall not be unreasonably withheld.

     8.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     8.7 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.8 Notices. All notices, requests, demands, consents and other communications which are required or may be given under this Agreement (collectively, the "Notices") shall be in writing and shall be give by facsimile transmission and, either (I) by personal delivery against a receipted copy, or (ii) by certified or registered U.S. mail, postage prepaid, to the following addresses:


         If to Seller:              J. Michael Heil, CEO
                                    57 West 200 South, Suite 350
                                    Salt Lake City, Utah  84101
                                    TEL: (801) 322-1111
                                    FAX: (801) 322-1165

         If to Buyer:               TFL, L.L.C.
                                    Mr. Ken Redding, Manager
                                    119 South Viewcrest Drive
                                    Bountiful, Utah  84010
                                    TEL: (801) 299-8259
                                    FAX: (801) 296-8709


         8.9 Arbitration. The parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for actions to seek temporary restraining orders or injunctions related to the purposes of this Agreement, or suit to compel compliance with the dispute resolution provision, the parties agree to use the following alternative dispute procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

         At the written request of a party, each party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The parties intend that these negotiations be conducted by non lawyer, business representatives. The location, format, frequency, duration and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement between the parties, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for the purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and production, which shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of both parties.
Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration of lawsuit.

         If the negotiations do not resolve the dispute within sixty (60) days after the initial written request, the disputes shall be submitted to binding arbitration by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. A party may demand such arbitration in accordance with procedures set out in those rules. Discovery shall be controlled by the arbitrator and shall be permitted to the extent set out in this paragraph. Each party may submit in writing to a party, and that party shall respond, to a maximum of any combination of thirty-five (35) (none of which may have subplots) of the following: interrogatories, demands to produce documents, and requests for admission. Each party is also entitled to take the oral deposition of one individual of the other party. Additional discovery may be permitted upon mutual agreement of the parties. The parties shall contract with the arbitrator to commence the arbitration hearing within sixty (60) days of the demand for arbitration. The arbitration shall be held in the City of Salt Lake City, Utah, United States of America. The Arbitration shall control the scheduling so as to process the matter expeditiously. The parties may submit written brief. The parties shall require the arbitrator to rule on the dispute by issuing a written opinion within thirty (30) days after the close of the hearings. The times specified in this paragraph may be extended upon a showing of good cause. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

         Each party shall bear its own cost of these procedures. A party seeking discovery shall reimburse to the responding party the costs of production of documents (to include search time and reproduction costs). The parties shall equally split the fees of the mediation and the arbitration.

         8.10 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller. Seller may consent to any such amendment at any time prior to the Closing with the prior authorization of its board of directors. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         8.11 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforce ability of the remaining terms and provisions hereof or the validity or enforce ability of the offending term or provision in any other situation or in any other jurisdiction.

         8.12 Expenses. Each of Buyer and Seller will bear its own costs and expenses (including legal and accounting fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         8.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         8.14  Incorporation  of  Exhibits  and  Schedules.   The  Exhibits  and
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


                                      *****


                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.


CHEQUEMATE INTERNATIONAL, INC.


By:    /s/ J. Michael Heil
       --------------------
       J. Michael Heil, CEO



TFL, L.L.C.


By:    /s/ Kenneth Dean Redding
       ------------------------
       Kenneth Dean Redding
       Manager

                                    Exhibit A
                              Assets Inventory List
                       Furniture, Fixtures, and Equipment

Make              Asset Description                           Serial #          Model #
----              -----------------                           --------          -------
                  Name:Chequemate International
                  Three (3) Trademarks
                         Chequemate
                         Chequemate International
                         Chequemate International Logo
                  Patent                                    Des.353,835
3M                Overhead Projector                        453985                      9050
Apple             Printer                                   SR refurbished              Personal Laser Writer
Apple             Monitor                                   CY33421T152
RCA               TV                                        437210837                   T20005BK
Apple             CPU                                                                   Quadra 610
                  Vertical Storage Cabinet
                  Chequemate Coin Plaque
                  Pull Out File Cabinet
Apple             Color Laser Writer                        BCGM3036                    12/660PS
                  Chequemate Coin Plaque
Apple             Monitor                                                               BCGM1296
Apple             CPU                                                                   Quadra 630
Mitsubishi        Monitor                                   401008277                   FFY77055KTK
Apple             Monitor                                   CY4290UM252
Apple             Server                                    F12494V2718                 Quadra 700
HP                Laser Jet Printer                         C3916A                      HP Laser Jet 5
HP                Laser Jet IIIsi                                                       33419A
Relisys           Monitor                                   10006128
Texas             CPU                                       IPLBG45                     BG45-AP5VM
Data Fox          CPU                                       0004415                     MPC2100C-1D
Epson             Printer                                   4002033962                  LQ-870
                  Executive Desk Chair                      CA-27270
NEC               Monitor                                   6032102414                  MultiSync C400
Apple             CPU                                       TY6392DZ8FD                 7200/120
10Base T          Ethernet Hub                              9712043221                  SOHO-5/A
Ascend            Pipeline modem                            7327016                     P75-1UBRI
Logicode          Modem 33Y                                 816563                      2814XV-C
                  File Cabinet/Regular
                  File Cabinet/Legal
                  Wood File Cabinet
HP                Fax Machine                               SG778F30QQ                  300
                  Executive Chair
Micron            Laptop Computer                           5109640552669NBK001221-00
Princeton         Monitor                                   1162049504                  E070


                                       43

Richter           CPU                                       0232453
Iomega            Zip Drive                                 RBCH21HAM5                  2100PC
Sharp             LCD Projector                             703314876                   XG-NV20
MPS               Server                                    4333046093568
HP                Printer                                   3107J76538                  Laser Jet 3
HP                Printer                                   USCC532977                  Laser Jet 4L
Sharp             Computer Projector                        2AU07408                    QA-1150

Apple             Printer                                   AB0001586                   Laser Writer Plus
Apple             Monitor                                                               BCGM1212
Apple             CPU                                                                   Quadra 605
                  File Cabinet 4 drawer/Regular
                  File Cabinet 4 drawer/Regular
                  Conference Table
                  Copier Stand
Xerox             Copier                                                                5018
Texas             CPU                                                                   IPLB645-AP5VM
Sceptre           Monitor                                   6KR450                      S450
RCA               TV                                        351220434                   T13000BK
Sceptre           Monitor                                   6KR450                      S450
                  Executive Chair
                  Desk
Texas             CPU                                       IPLBG45-AP5VM
Sceptre           Monitor                                   GKR450                      S450
Micron            Laptop Computer
Micron            Laptop Computer

Custom Software:
                  Custom Commission Payout and Database Management Register Processing
                  Money Management Report Printing
                  CFM Report Generator

                     Product Inventory (As of June 30, 1998)


Description                                              Quantity on Hand
-----------                                              ----------------

Applications-CashFlow PLUS                                     3,251
Applications-Coach                                               380
Applications-Family Bsns Pol & Procedures                     12,352
Applications-Family Bsns w/o Pol & Proc                        9,963
Applications-Family Finance                                    5,681
Applications-Master Trainer                                    1,495
Applications-Master Trnr Pol & Procedures                      1,495
Audio-American Dream w/comp                                      905

Audio-American Dream w/o comp                                    279
Audio-Chairman's Message 10/96                                18,356
Audio-Million                                                  1,859
Brochure Kit Cover                                               470
Brochures-CF+                                                  3,002
Brochures-CFM                                                  1,540
Brochures-Clock                                               32,381
Brochures-CMI Bridge                                          12,325
Brochures-Dynamic Web                                          5,725
CF+ (Large) Complete Kits (New)                                   13
CF+ (Large) Journal & Envelope Pkgs                              458
CF+ (Large) Peg Board                                            242
CF+ (Large) Peg Board & Inserts                                   42
CF+ (Large) Sample Booklets                                        4
CF+ (PS3) Complete Kits (New)                                     7
CF+ (PS3) Journal & Envelope Pkgs                                258
CF+ (PS3) Peg Board                                              226
CF+ (PS3) Sample Booklets                                         63
CF+ Check Order Forms                                             51
CF+ Clear Pocket                                                 213
CF+(Safeguard) Boxes                                             352
CFM-Binder Insert Sets (New Version)                              35
CFM-Binder Insert Sets (Old Version)                              58
CFM-Complete Binder                                                0
CFM-Complete Kits                                                  2
CFM-Sample Analysis (as of 8/4/97)                                 6
CFM-Sheet Protectors                                              84
CFM/Flip Chart Binder                                            598
Check Register Covers (black)                                  3,201
Check Registers (97-98)                                        5,623
CMI Gold Coin                                                    105
Coach-Complete Kits                                                0
Coach-Savings Program/Marketing Guide                            198
Coach-Savings/Investment Form                                    298
Coach-Welcome Letter                                             142
DCI Return Envelope (CF+)                                      1,771
DCI Return Envelopes (Fastrak)                                10,420
Debt Eliminator Packet                                            41
Debt Eliminator Samples                                          529
Debt Eliminator Worksheets                                       830
Estate Planner Binder                                            273
Estate Planner Educational Supplements                             0
Estate Planner Inserts                                             0
Estate Planners-Complete                                          34
Fam Bsns/Fam Fin Quick Start Guides                              697
Family Business Dialog (6/21/96 version)                         336

Family Business Instruction/Welcome Ltr                          424
Family Business Kits-Complete                                      0
Family Business Marketing Guide 10/96                            876
Family Business Sample Applications                              936
Family Business Training Kit                                       0
Family Finance Complete Kits                                       2
Family Success Kit Boxes w/family pict.                        3,249
Family Success Kit Boxes w/o family pict.                         15
Family Success Kit Complete (Old)                                346
Flip Chart (Complete Binder)                                     145
Flip Chart-Training Presentation                                 242
Four Laws Book on Audio Tape                                   3,874
Four Laws Book-Empty Jacket                                    1,206
Four Laws Book (Hard Back)                                     7,098
Four Laws Book (Paper Back)                                   10,319
Four Laws-Bsns Reply Insert Card                                 710
Four Laws-Sampler w/Bounce Back                                   24
Four Laws-Sampler w/o Bounce Back                              7,965
Goal & Goal Card Sets (Complete)                                 185
Goal & Obstacle Card Sets (Complete)                             233
Goal Card Sets w/o Holders                                     3,051
Goal Card Sleeves (Empty)                                      1,520
Goal Card-Singles                                                641
Instant Target Control Pack                                      327
Newsletter-March 1997                                             55
Obstacle Cards-Singles                                           662
Order Form-Client Product Supply                                   8
Order Form-CtrMgr Product Supply                                 325
Pen & Pencil Sets                                                 67
Pen Sets                                                         261
Planner Size Registers                                           395
Policies & Procedures (2/20/96)                                1,039
QuadTrak Facilitator Manual                                       12
QuadTrak Tape Set                                                212
QuadTrak Workbook                                                194
Reference Guide-CF+                                                0
Reference Guide-Fastrak                                        1,554
Referral Forms (MTerry Kit)                                      206
Sample Register-Fastrak                                        4,476
Sample Reports-Money Mgmt                                        385
Service & Fees Price List                                      1,365
Shipping Boxes (1 Coach Kit-Extra Small)                         292
Shipping Boxes (1 Fam Bsns Kit Per Box-Small)                    318
Shipping Boxes (2 Fam Bsns Kit Per Box-Med)                      200
Shipping Boxes (4 Fam Bsns Kit Per Box-Lrg)                      107
Standard Code List-CF+                                         1,271

Standard Code List-Fastrak                                       314
Storage Binder Envelopes                                       1,823
Storage Binder Sub-Assembly (w/o Zipper Bag)                       4
Storage Binder Tab Sets                                          353
Storage Binder Tab/Env Sets (Shrinkwrapped)                      125
Storage Binder Tab/Env/Wrksht Sets (wrapped)                     969
Storage Binders-Empty                                          4,159
Video Sleeves-Faces of Debt                                    4,313
Video Sleeves-Fastrak                                              0
Video Sleeves-Passport to Wealth                               3,149
Video-Estate Planner w/sleeve                                    244
Video-Faces of Debt w/sleeve                                     232
Video-Fastrak Training (w/o sleeve)                               25
Video-Fastrak Training (w/sleeve)                              1,332
Video-Finance & Futures 3 min w/sleeve                           637
Video-Finance & Futures 8 min w/sleeve                           349
Video-Passport to Wealth 8 min w/sleeve                           86
Video-Passport to Wealth 8 min w/o sleeve                        785
Video-Satellite Broadcast #1                                      20
Video-Satellite Broadcast #2                                      31
Video-Satellite Broadcast #3                                       9
Video-Satellite Broadcast #4                                       2
Video-Satellite Broadcast #5                                       2
Video-Satellite Broadcast #6                                       9
Video-Satellite Broadcast #7                                     204
Worksheet-Business Target                                        679
Worksheet-Customized Code                                      2,253
Worksheet-Customized Code Instructions                         2,103
Worksheet-Performance Overview                                   577
Worksheet-Sample Code List (FTrak Kit)                         1,263
Worksheet-Sample Register (FTrak Kit)                            655
Zipper Bags-Complete (Not in Kit)                                 24
Zipper Bags-Empty                                              1,108